EXHIBIT 1.4

                                                                         2/27/98


                              DECLARATION OF SERIES
                                       OF
                       DELAWARE MANAGEMENT BUSINESS TRUST

                            A DELAWARE BUSINESS TRUST

                       DELAWARE INVESTMENT ADVISERS SERIES


            THIS DECLARATION OF SERIES is made as of this 16th day of September, 1996, by the following individuals, as Trustees of Delaware Management Business Trust, a Delaware Business Trust (the "Trust"), for the purpose of establishing a separate series of shares of the Trust, to be known as the Delaware Investment Advisers Series, in accordance with the provisions hereinafter set forth:

                    David K. Downes
                    George M. Chamberlain, Jr.
                    John B. Fields

(such persons and all additional or successor trustees are herein referred to as the "Trustees", or each individually a "Trustee").

            NOW, THEREFORE, the Trustees hereby establish, pursuant to Section 4 of the Deed of Business Trust of the Trust (the "Deed"), the Delaware Investment Advisers Series (the "DIA Series") of shares of beneficial interest of the Trust, which Series shall consist of an unlimited number of Shares, and the rights and preferences of such Series shall be as hereinafter provided.

            1. Activities.

                (a) The nature of the business or purpose of the DIA Series is, among other things, to serve as investment manager to retirement plan funds and other institutional accounts. In the name of the DIA Series, the Trustees may perform all acts they consider necessary in furtherance of the above including, but not limited to, those set forth in Section 5 hereof.

                (b) The principal executive office of the DIA Series shall be located at 1818 Market Street, Philadelphia, Pennsylvania 19103 unless and until it is changed by the Trustees.

            2. Property of DIA Series. The Trustees shall hold all property hereafter acquired on behalf of the DIA Series and all income and profits (collectively the "DIA Series Property"), in trust, and shall manage, administer, collect, and dispose of the DIA Series Property for the benefit of persons who acquire shares of the DIA Series.

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            3. Shares of Beneficial Interest.

                (a) The equitable ownership and beneficial interest in the DIA Series shall be divided into an unlimited number of shares having a par value of $.01 per share ("DIA Shares"), of which one (1) DIA Share shall be immediately issued to Delawre Management Company, Inc..

                (b) The DIA Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in the Deed and this Declaration of Series.

                (c) The Trustees on behalf of the Trust may issue, sell, exchange, redeem or acquire DIA Shares for such sums or other consideration as they deem proper. All DIA Shares when issued shall be fully paid and nonassessable by or on behalf of the Trust. DIA Shares acquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued.

                (d) The Trustees shall issue certificates ("DIA Share Certificates") to Delaware Management Company, Inc. and other purchasers of DIA Shares in such form as the Trustees deem proper, evidencing such beneficial interest. The holders of DIA Share Certificates shall be beneficiaries of the Trust ("DIA Shareholders") to the extent provided in the Deed and in this Declaration of Series, and shall be bound by the provisions of the Deed, this Declaration of Series and the By-Laws of the Trust ("By-Laws"), as any of them are amended from time to time. The DIA Shares shall be freely transferable.

                (e) The Trustees shall cause to be maintained records containing the names and addresses of the DIA Shareholders, the number of DIA Shares held by each and the numbers of the certificates representing the DIA Shares, and in which there shall be recorded all transfers of DIA Shares. The persons in whose names certificates are registered on the records of the Trust shall be deemed the absolute owners of the DIA Shares represented thereby for all purposes of this Trust. Until a transfer is duly registered on the official records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The payment of any distribution to the person in whose name any DIA Shares are registered on the official records of the Trust, or to the duly authorized agent of such person, shall be a sufficient discharge for all such distributions payable or deliverable in respect of such DIA Shares.

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            4. Rights of DIA Shareholders.

                (a) Except as otherwise provided in this Section 4, Section 4(d) of the Deed or the By-Laws of the Trust and by law, the holders of DIA Shares shall have one vote per share on all matters properly placed before the shareholders of the Trust for their vote.

                (b) Any Trustee of the Trust may also be a Shareholder and may acquire, hold, and dispose of DIA Share Certificates to the same extent and in the same manner as if he were not a Trustee and without affecting in any way his status or power as such. No DIA Shareholder shall have the right to ask for partition or an accounting of the DIA Series Property during the continuance of this Trust. No DIA Series Shareholder shall have any interest in or title to any portion of the DIA Series Property or any rights to manage or control the property, affairs, or business of the DIA Series, or any power to control Trustees in such respects, except for the right to elect or remove Trustees as provided in the Deed or the By-Laws.

                (c) Upon the termination of the DIA Series, as provided for in
Section 9, the then DIA Shareholders shall participate in the distribution of all assets belonging to the DIA Series, subject to its liabilities, and such assets shall be distributed pro rata to each DIA Shareholder according to the number of DIA Shares held by each.

            5. Powers of Trustees.

                (d) The Trustees shall have the power and authority to manage the DIA Series Property and to conduct the business of the DIA Series, to the same extent as if the Trustees were the owners of such property and business, except as otherwise limited in the Deed, this Declaration of Series and the By-Laws. The concurrence of a majority of the Trustees shall be necessary to the validity of any action taken by them. The Trustees shall have authority to delegate their powers over the day-to-day management of the DIA Series to such Officers, agents and/or employees as the Trustees shall deem appropriate. Unless otherwise set forth in writing by the Trustees, the signature of no more than one Trustee or Officer (as the Trustees may appoint from time to time) shall be sufficient to bind the DIA Series. Except as otherwise limited by the Deed, this Declaration of Series and the By-Laws, the Trustees' powers shall include, but shall not be limited to or by, the following:

                    (i) to purchase, lease or otherwise acquire real or personal property, and to sell, exchange, transfer, convey, mortgage, grant a security interest in, pledge, lease or in any manner deal with the DIA Series Property or any part

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thereof or any interest therein, upon such terms and for such consideration as they deem proper;

                    (ii) on behalf of the DIA Series to incur indebtedness, borrow or lend money with or without security, execute, accept, discount, negotiate, and deal in commercial paper and evidences of indebtedness, and execute any written instruments and to guarantee the indebtedness of others;

                    (iii) to take, receive, invest or disburse the receipts, earnings, rents, profits or returns from the DIA Series Property;

                    (iv) to prosecute and defend all actions affecting the DIA Series and/or the DIA Series Property, and to compromise or settle any suits, claims, or demands, or waive or release any rights relating to the DIA Series and/or the DIA Series Property;

                    (v) to employ Officers (whether as Chief Executive Officer, President, Vice President, Treasurer, Secretary, or any other appropriate title and any assistants thereto as may be authorized in the By-Laws), agents, attorneys, independent contractors and employees of the DIA Series and to establish the compensation therefor;

                    (vi) to declare and pay such dividends and/or distributions from the DIA Series Property at such times as they, in their discretion, deem proper and advisable;

                    (vii) to enter into such contracts, agreements or understandings, written or oral on behalf of the DIA Series, as they shall deem appropriate in the exercise of their powers hereunder;

                    (viii) to do any lawful act in relation to the DIA Series or the DIA Series Property that any individual owning the same absolutely might do;

                    (ix) to adopt, amend, repeal and enforce such By-Laws, not inconsistent with the Deed or this Declaration of Series, as they may from time to time deem proper; and

                    (x) to enter into any merger, consolidation, division or other fundamental transaction with any other business trust, corporation or partnership as permitted under the Act.

                (e) A Trustee may also serve as a salaried Officer of the DIA Series, and no Officer shall be prevented from receiving a salary or other compensation as an Officer by reason of the fact that the Officer is also a Trustee of the Trust.

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                (f) The Trustees may adopt By-Laws containing provisions
relating to the governance of the DIA Series and the administration of its affairs, including its rights and powers and the rights and powers of its Shareholders, Officers and representatives, not inconsistent with law, the Deed or this Declaration of Series. The Trustees may amend the By-Laws subject always to the power of the Shareholders to change such action by the Trustees.

            6. Indemnification.

                (a) The DIA Series shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a representative of the DIA Series, or is or was serving at the request of the DIA Series as a Trustee, Director, Officer or other representative of a domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, other trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the DIA Series and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the DIA Series and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

                (b) The DIA Series shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the DIA Series to procure a judgment in its favor by reason of the fact that he is or was a Trustee or an Officer of the DIA Series, or is or was serving at the request of the DIA Series as a Trustee, Director, Officer or other representative of a corporation, partnership, joint venture, other trust or other enterprise against expenses, including attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Trust. No such indemnification against expenses shall be made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be

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liable for negligence or misconduct in the performance of his duty to the DIA
Series unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court or another court shall deem proper.

                (c) Any indemnification under this Section 6 shall be made by the DIA Series when ordered by a court or upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in this Section 6. Such determination shall be made:

                    (i) by the Board of Trustees by a majority vote of a quorum consisting of Trustees who were not parties to the action or proceeding; or

                    (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion; or

                    (iii) by the DIA Shareholders.

                (d) Expenses defending a civil or criminal action, suit or proceeding of the kind described in subsections (a) and (b) above shall be paid by the Trust in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Trust.

                (e) The indemnification and advancement of expenses provided by, or granted pursuant to, this Declaration of Series shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of DIA Shareholders or disinterested Trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. The DIA Series may create a fund of any nature, which may, but need not be, under the control of a Trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Section 6 or otherwise.

                (f) Indemnification pursuant to subsection (e) above under any by-law, agreement, vote of DIA Shareholders or Trustees or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Trust would have the power to indemnify the person under any

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other provision of law except as provided in this Section 6 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the DIA Series.

                (g) Indemnification pursuant to this Section 6 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                (h) The right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the organization of the Trust. Such right of indemnification shall continue as to a person who has ceased to be a Trustee, Officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such person.

                (i) The DIA Series shall also indemnify any person against expenses, including attorneys' fees, actually and reasonably incurred by such person in successfully enforcing any right to indemnification under this Section 6, the Act, or any similar law adopted in lieu thereof.

                (j) Any person who shall serve as a Trustee or an Officer of the DIA Series or any person who shall serve, at the request of the DIA Series, as a Trustee, Director, Officer, employee, agent or fiduciary of a partnership, joint venture, other trust, corporation, pension plan, profit sharing plan, employee benefit plan or other enterprise of any nature whatsoever shall be deemed to do so with knowledge of and in reliance upon the rights of indemnification provided in this Section 6, the Act and any similar law adopted in lieu thereof.

                (k) The DIA Series shall have power to purchase and maintain insurance on behalf of any person who is or was a Trustee or an Officer, employee or agent of the DIA Series, or is or was serving at the request of the DIA Series, as a Trustee, Director, Officer, employee, agent or fiduciary of a partnership, joint venture, other trust, corporation, pension plan, profit sharing plan, employee benefit plan or other enterprise of any nature whatsoever against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the DIA Series would have the power to indemnify him against such liability.

            7. DIA Shareholders' Liability.

                (a) The DIA Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General

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Corporation Law of the State of Delaware, as amended from time to time ("DGCL").

            8. Trustees' and DIA Officers' Liability.

                (a) No Trustee shall be personally liable to the DIA Series, to the DIA Shareholders or to any third person for monetary damages for any action taken, or failure to take any action, unless the action or failure to take action constitutes self-dealing, willful misconduct or recklessness. The Trustees shall not be liable for errors of judgment either in holding DIA Series Property originally conveyed to them or in acquiring and afterwards holding additional DIA Series Property, nor for any loss arising out of any investment, nor for any act, or omission to act, performed or omitted by them, in the execution of this Trust in good faith; nor shall they or any of them, be liable for the acts or omissions of each other, or of any Officer, employee or agent appointed by or acting for them, and they shall not be obliged to give any bond to secure the due performance of their obligations as Trustee by them.

                (b) Notwithstanding any other provision of this Declaration of Series, the duties and liabilities of the Trustees and the Officers of the DIA Series shall in no event be greater than the duties and liabilities of directors and officers of a private corporation for profit organized under the DGCL.

            9. Termination. The DIA Series shall have perpetual existence, except that the DIA Series may be terminated at any time by a vote of the DIA Shareholders entitled to vote pursuant to the Deed, this Declaration of Series and the By-Laws. Upon termination of the DIA Series:

                (1) The DIA Series shall carry on no business except for purposes of winding up its affairs;

                (2) The Trustees shall proceed to wind up the affairs of the DIA Series and all of the powers of the Trustees under this Declaration of Series shall continue until the affairs of the DIA Series shall have been wound up, including the power to fulfill or discharge the contracts of the DIA Series, collect its assets, sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining DIA Series Property to one or more persons at public or private sale for consideration which may consist, in whole or in part, of securities or other property of any kind, and to discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; and

                (3) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases,

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indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining DIA Series Property, in cash or in kind, among the DIA Shareholders pro rata according to the number of DIA Shares held by each.

                    After termination of the Trust and distribution to the DIA Shareholders as herein provided, the Trustees shall execute and hold in the records of the DIA Series an instrument in writing setting forth the fact of such termination. The Trustees shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of the DIA Shareholders hereunder shall thereupon cease.

            10. Amendment. This Declaration of Series may be amended in any particular by the vote or consent of the DIA Shareholders entitled to cast at least a majority of the votes which all DIA Shareholders are entitled to cast or by the vote or consent of the Trustees entitled to cast at least a majority of the votes which all Trustees are entitled to cast.

            11. Governing Law. The validity, interpretation and effect of this Declaration of Series shall be governed exclusively by the substantive laws of the State of Delaware, without regard to laws or principles relating to conflicts of laws. If any provision of this Declaration of Series is illegal, invalid or against public policy, the remainder of this Declaration of Series shall not be effected thereby and shall be enforceable without regard to such illegal invalid or unenforceable provisions.

            12. Controlling Document. In the event of any inconsistency between this Declaration of Series and the By-Laws of the Trust, this Declaration of Series shall control.

            13. Counterparts. This Declaration of Series may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned parties intending to be legally bound have signed and sealed this instrument on the day and year first above written.

                                        TRUSTEES:


                                        ----------------------------------------
                                        David K. Downes


                                        ----------------------------------------
                                        George M. Chamberlain, Jr.


                                        ----------------------------------------
                                        John B. Fields